                        Distribution and Service Plan and Agreement

                                            with

                             OppenheimerFunds Distributor, Inc.

                                   For Class C Shares of

                     Oppenheimer Principal Protected Main Street Fund(R)
                     a series of Oppenheimer Principal Protected Trust

     This  Distribution  and Service Plan and Agreement (the "Plan") is dated as of the 14th day of March, 2003, by and between  Oppenheimer  Principal Protected
Main  Street Fund (the  "Fund")  and  OppenheimerFunds  Distributor,  Inc.  (the
"Distributor").

     1. The Plan. This Plan is the Fund's written  distribution and service plan for Class C shares  of the Fund  (the  "Shares"),  designed  to comply  with the provisions  of Rule  12b-1 as it may be amended  from time to time (the  "Rule")
under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to this Plan the Fund will compensate the Distributor for its services in connection with the distribution of Shares,  and the personal service and maintenance of shareholder accounts  that hold  Shares  ("Accounts").  The Fund may act as  distributor  of securities  of which it is the issuer,  pursuant to the Rule,  according  to the terms of this Plan.  The terms and  provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in (i) the Fund's  Registration  Statement,  (ii) the 1940 Act,  (iii) the Rule,
(iv) Rule 2830 of the Conduct  Rules of the National  Association  of Securities
Dealers,  Inc., or any applicable amendment or successor to such rule (the "NASD
Conduct Rules") and (v) any conditions pertaining either to distribution-related expenses  or to a plan of  distribution  to which the Fund is subject  under any order on which the Fund relies,  issued at any time by the U.S.  Securities  and
Exchange Commission ("SEC").

2.    Definitions. As used in this Plan, the following terms shall have the following meanings:

     (a)  "Recipient"  shall mean any broker,  dealer,  bank or other  person or entity which: (i) has rendered  assistance  (whether direct,  administrative  or both) in the  distribution  of Shares  or has  provided  administrative  support services  with  respect  to  Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall furnish the Distributor (on behalf of the Fund) with such information as the Distributor shall reasonably request to answer such questions as may arise  concerning the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

     (b)  "Independent  Trustees"  shall mean the members of the Fund's Board of
Trustees  who are not  "interested  persons" (as defined in the 1940 Act) of the
Fund and who have no direct or indirect  financial  interest in the operation of this Plan or in any agreement relating to this Plan.

     (c) "Customers"  shall mean such brokerage or other customers or investment advisory  or other  clients of a  Recipient,  and/or  accounts  as to which such
Recipient  provides  administrative  support services or is a custodian or other fiduciary.

     (d) "Qualified Holdings" shall mean, as to any Recipient,  all Shares owned beneficially  or of record  by:  (i) such  Recipient,  or (ii) such  Recipient's
Customers,  but in no event shall any such  Shares be deemed  owned by more than one  Recipient for purposes of this Plan. In the event that more than one person or entity would  otherwise  qualify as  Recipients  as to the same  Shares,  the
Recipient which is the dealer of record on the Fund's books as determined by the
Distributor shall be deemed the Recipient as to such Shares for purposes of this
Plan.

3.    Payments for Distribution Assistance and Administrative Support Services.

     (a) Payments to the  Distributor.  In consideration of the payments made by the Fund to the  Distributor  under this Plan,  the  Distributor  shall  provide administrative  support  services and  distribution  services to the Fund.  Such services include  distribution  assistance and  administrative  support services rendered in connection with Shares (1) sold in purchase transactions, (2) issued in exchange for shares of another  investment  company for which the Distributor serves as distributor or  sub-distributor,  or (3) issued  pursuant to a plan of reorganization  to which  the Fund is a party.  If the Board  believes  that the
Distributor  may  not  be  rendering  appropriate   distribution  assistance  or
administrative  support services in connection with the sale of Shares, then the
Distributor, at the request of the Board, shall provide the Board with a written report  or other  information  to  verify  that  the  Distributor  is  providing appropriate  services in this regard. For such services,  the Fund will make the following payments to the Distributor:

     (i) Administrative Support Service Fees. Within forty-five (45) days of the end of each  calendar  quarter,  the Fund will make  payments  in the  aggregate amount of up to 0.25% on an annual  basis of the average  during  that  calendar quarter of the aggregate net asset value of the Shares  computed as of the close of each business day (the  "Service  Fee").  Such Service Fee payments  received from the Fund will  compensate  the  Distributor  for  providing  administrative support services with respect to Accounts.  The administrative  support services in  connection  with  Accounts  may  include,  but shall not be limited  to, the administrative  support  services  that a Recipient  may render as  described in
Section 3(b)(i) below.

     (ii) Distribution  Assistance Fees (Asset-Based Sales Charge). The Fund may
make payments of an "Asset-Based Sales Charge" of up to 0.0625% per month (0.75%
on an annual  basis) of the average  during the month of the aggregate net asset value of Shares computed as of the close of each business day. Such  Asset-Based
Sales Charge payments received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

     The distribution  assistance  services to be rendered by the Distributor in connection  with the  Shares  may  include,  but shall not be  limited  to,  the following:  (i) paying sales  commissions to any broker,  dealer,  bank or other person or entity that sells Shares,  and/or paying such persons "Advance Service
Fee Payments" (as defined below) in advance of, and/or in amounts  greater than, the  amount  provided  for in  Section  3(b)  of  this  Agreement;  (ii)  paying compensation  to and  expenses  of  personnel  of the  Distributor  who  support distribution  of Shares by Recipients;  (iii)  obtaining  financing or providing such financing from its own  resources,  or from an affiliate,  for the interest and other borrowing costs of the Distributor's unreimbursed expenses incurred in rendering  distribution  assistance and  administrative  support services to the
Fund;  and (iv)  paying  other  direct  distribution  costs,  including  without limitation the costs of sales  literature,  advertising and prospectuses  (other than  those  prospectuses  furnished  to current  holders  of the Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

     (b) Payments to Recipients. The Distributor is authorized under the Plan to pay  Recipients  (1)  distribution  assistance  fees for rendering  distribution assistance  in  connection  with the sale of Shares  and/or (2) service fees for rendering administrative support services with respect to Accounts.  However, no such  payments  shall be made to any  Recipient  for any  quarter  in which  its
Qualified  Holdings  do not equal or  exceed,  at the end of such  quarter,  the minimum amount ("Minimum Qualified Holdings"), if any, that may be set from time to time by a majority of the Independent Trustees.  All fee payments made by the
Distributor  hereunder  are  subject  to  reduction  or  chargeback  so that the aggregate  service fee payments  and Advance  Service Fee Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed by the NASD
Conduct Rules. The Distributor may make Plan payments to any "affiliated person"
(as  defined  in the 1940  Act) of the  Distributor  if such  affiliated  person qualifies as a Recipient or retain such payments if the Distributor qualifies as a Recipient.

     In  consideration of the services  provided by Recipients,  the Distributor shall make the following payments to Recipients:

     (i) Service  Fee.  In  consideration  of  administrative  support  services provided by a Recipient during a calendar  quarter,  the Distributor  shall make service fee payments to that Recipient quarterly, within forty-five (45) days of the end of each  calendar  quarter,  at a rate not to exceed  0.25% on an annual basis of the average  during the  calendar  quarter of the  aggregate  net asset value of Shares,  computed as of the close of each  business  day,  constituting
Qualified  Holdings owned  beneficially  or of record by the Recipient or by its
Customers  for a period of more than the minimum  period (the  "Minimum  Holding
Period"),  if any,  that  may be set  from  time to  time by a  majority  of the
Independent Trustees.

     Alternatively,  the Distributor may, at its sole option, make the following service fee payments to any Recipient quarterly,  within forty-five (45) days of the end of each calendar  quarter:  (A) "Advance Service Fee Payments" at a rate not to exceed 0.25% of the average during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of business on the day such
Shares are sold,  constituting Qualified Holdings,  sold by the Recipient during that  quarter and owned  beneficially  or of record by the  Recipient  or by its
Customers,  plus (B)  service fee  payments at a rate not to exceed  0.25% on an annual basis of the average  during the calendar  quarter of the  aggregate  net asset  value  of  Shares,  computed  as of  the  close  of  each  business  day, constituting Qualified Holdings owned beneficially or of record by the Recipient or by its Customers for a period of more than one (1) year. At the Distributor's sole option, Advance Service Fee Payments may be made more often than quarterly, and  sooner  than the end of the  calendar  quarter.  In the  event  Shares  are redeemed less than one year after the date such Shares were sold,  the Recipient is obligated to and will repay the  Distributor  on demand a pro rata portion of such Advance  Service Fee  Payments,  based on the ratio of the time such Shares were held to one (1) year.

     The  administrative  support  services  to be  rendered  by  Recipients  in connection  with the  Accounts  may  include,  but shall not be limited  to, the following:  answering  routine inquiries  concerning the Fund,  assisting in the establishment  and  maintenance  of  accounts  or  sub-accounts  in the Fund and processing Share redemption transactions, making the Fund's investment plans and dividend  payment options  available,  and providing such other  information and services  in  connection  with the  rendering  of personal  services  and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

     (ii)  Distribution  Assistance  Fee  (Asset-Based  Sales Charge)  Payments.
Irrespective of whichever  alternative  method of making service fee payments to
Recipients is selected by the  Distributor,  in addition the  Distributor  shall make distribution  assistance fee payments to each Recipient  quarterly,  within forty-five  (45) days after the end of each calendar  quarter,  at a rate not to exceed  0.1875%  (0.75% on an annual  basis) of the average  during the calendar quarter of the aggregate  net asset value of Shares  computed as of the close of each business day  constituting  Qualified  Holdings  owned  beneficially  or of record by the Recipient or its Customers for a period of more than one (1) year.
Alternatively,  at its  sole  option,  the  Distributor  may  make  distribution assistance fee payments to a Recipient  quarterly,  at the rate described above, on Shares constituting Qualified Holdings owned beneficially or of record by the
Recipient or its Customers without regard to the 1-year holding period described above.  Distribution  assistance  fee payments  shall be made only to Recipients that  are  registered  with  the  SEC  as a  broker-dealer  or are  exempt  from registration.

     The distribution  assistance to be rendered by the Recipients in connection with the sale of Shares may include, but shall not be limited to, the following:
distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders, providing compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and
providing  such  other   information   and  services  in  connection   with  the
distribution of Shares as the Distributor or the Fund may reasonably request.

     (c) A majority of the Independent  Trustees may at any time or from time to time (i) increase or decrease the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the maximum rates set forth above,  and/or
(ii) direct the  Distributor to increase or decrease any Minimum Holding Period, any maximum period set by a majority of the  Independent  Trustees  during which fees will be paid on Shares  constituting  Qualified Holdings owned beneficially or of record by a Recipient or by its Customers (the "Maximum Holding  Period"),
or Minimum  Qualified  Holdings.  The Distributor shall notify all Recipients of any Minimum  Qualified  Holdings,  Maximum  Holding  Period and Minimum  Holding
Period that are  established  and the rate of payments  hereunder  applicable to
Recipients,  and shall provide each  Recipient with written notice within thirty
(30) days after any change in these provisions.  Inclusion of such provisions or a  change  in  such  provisions  in a  supplement  or  Statement  of  Additional
Information  or  amendment  to or revision of the  prospectus  or  Statement  of
Additional Information of the Fund shall constitute sufficient notice.

     (d) The Service Fee and the Asset-Based  Sales Charge on Shares are subject to reduction or  elimination  under the limits that apply to such fees under the
NASD Conduct Rules relating to sales of shares of open-end funds.

     (e)  Under  the  Plan,  payments  may  also be made to  Recipients:  (i) by
OppenheimerFunds, Inc. ("OFI") from its own resources (which may include profits derived  from  the  advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor  (a subsidiary of OFI),  from its own  resources,  from  Asset-Based
Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

     (f)   Recipients  are  intended  to  have  certain  rights  as  third-party beneficiaries  under this Plan,  subject to the  limitations set forth below. It may be  presumed  that a  Recipient  has  provided  distribution  assistance  or administrative  support services qualifying for payment under the Plan if it has
Qualified  Holdings of Shares that  entitle it to  payments  under the Plan.  If either the Distributor or the Board believe that,  notwithstanding  the level of
Qualified Holdings,  a Recipient may not be rendering  appropriate  distribution assistance  in  connection  with the sale of  Shares or  administrative  support services for Accounts, then the Distributor,  at the request of the Board, shall require the Recipient to provide a written report or other information to verify that said  Recipient is providing  appropriate  distribution  assistance  and/or services in this regard.  If the  Distributor  or the Board of Trustees still is not  satisfied  after the receipt of such  report,  either may take  appropriate steps to  terminate  the  Recipient's  status  as a  Recipient  under  the Plan, whereupon such Recipient's rights as a third-party  beneficiary  hereunder shall
terminate.   Additionally,   in  their  discretion  a  majority  of  the  Fund's
Independent  Trustees at any time may remove any broker,  dealer,  bank or other person or entity as a Recipient, whereupon such person's or entity's rights as a third-party  beneficiary  hereof  shall  terminate.  Notwithstanding  any  other provision of this Plan,  this Plan does not obligate or in any way make the Fund liable  to make any  payment  whatsoever  to any  person or  entity  other  than directly  to the  Distributor.  The  Distributor  has no  obligation  to pay any
Service Fees or Distribution Assistance Fees to any Recipient if the Distributor
has not received  payment of Service Fees or  Distribution  Assistance Fees from the Fund.

     4. Selection and Nomination of Trustees.  While this Plan is in effect, the selection  and  nomination  of  persons to be  Trustees  of the Fund who are not
"interested persons" of the Fund  ("Disinterested  Trustees") shall be committed to the discretion of the incumbent Disinterested Trustees.  Nothing herein shall prevent the incumbent  Disinterested  Trustees from  soliciting the views or the involvement  of  others in such  selection  or  nomination  as long as the final decision on any such  selection and  nomination is approved by a majority of the incumbent Disinterested Trustees.

     5. Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide written reports to the Fund's Board for its review, detailing the amount of all payments made under this Plan and the purpose for which the payments were made.  The reports  shall be  provided  quarterly,  and shall state  whether all provisions of Section 3 of this Plan have been complied with.

     6.  Related  Agreements.  Any  agreement  related  to this Plan shall be in writing and shall  provide  that:  (i) such  agreement  may be terminated at any time, without payment of any penalty, by a vote of a majority of the Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined in the 1940
Act) of the Fund's  outstanding  voting  Class C shares;  (ii) such  termination shall be on not more than sixty days'  written  notice to any other party to the agreement;  (iii) such agreement shall  automatically  terminate in the event of its "assignment" (as defined in the 1940 Act); (iv) such agreement shall go into effect when approved by a vote of the Board and its Independent Trustees cast in person at a meeting called for the purpose of voting on such agreement;  and (v)
such agreement shall,  unless terminated as herein provided,  continue in effect from year to year only so long as such  continuance is specifically  approved at least  annually  by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

     7. Effectiveness,  Continuation,  Termination and Amendment.  This Plan has
been approved by a vote of the Board and its Independent Trustees cast in person at a meeting  called on March 14, 2003,  for the purpose of voting on this Plan.
Unless  terminated as  hereinafter  provided,  it shall continue in effect until renewed by the Board in  accordance  with the Rule and  thereafter  from year to year  or as the  Board  may  otherwise  determine  but  only  so  long  as  such continuance  is  specifically  approved at least annually by a vote of the Board and its Independent  Trustees cast in person at a meeting called for the purpose of voting on such continuance.

     This Plan may not be amended to increase  materially the amount of payments to be made under this Plan,  without  approval of the Class C Shareholders  at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

     This  Plan may be  terminated  at any time by a vote of a  majority  of the
Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting shares. In the event of such  termination,  the Board and its  Independent  Trustees shall  determine whether the  Distributor  shall be entitled to payment from the Fund of all or a portion of the Service  Fee and/or the  Asset-Based  Sales  Charge in respect of
Shares sold prior to the effective date of such termination.

     8.  Disclaimer  of  Shareholder  and  Trustee  Liability.  The  Distributor
understands  that the  obligations  of the Fund under this Plan are not  binding upon any Trustee or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions  of the  Declaration  of Trust of the Fund  disclaiming  Trustee  and shareholder liability for acts or obligations of the Fund.

                              Oppenheimer Principal Protected Fund
                              a series of Oppenheimer Principal Protected Trust

                                   /s/ Robert G. Zack
                              By: ________________________________________
                                    Robert G. Zack
                                    Vice President & Secretary

                              OppenheimerFunds Distributor, Inc.

                                   /s/ Katherine P. Feld
                              By: ________________________________________
                                    Katherine P. Feld
                                    Vice President